RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2002-QS9 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS9

      $ 376,468                  0.00%            CLASS A-P CERTIFICATES
  --------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated July 26, 2002
                                       to
                         Prospectus dated July 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated July 26, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                        NUMBER OF                  PERCENT OF       AVERAGE       WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL      AVERAGE
CREDIT SCORE RANGE                        LOANS        BALANCE        LOANS         BALANCE        RATIO
                                       -----------   -----------   -----------    -----------   -----------
499 or less ........................            19   $ 2,625,126          3.51%   $   138,165         80.95%
500 - 519 ..........................            17     1,996,534          2.67        117,443         73.87
520 - 539 ..........................            15     2,216,677          2.97        147,778         75.35
540 - 559 ..........................             9       944,200          1.26        104,911         85.97
560 - 579 ..........................            12     1,422,669          1.90        118,556         81.77
580 - 599 ..........................            22     2,060,895          2.76         93,677         80.51
600 - 619 ..........................            16     1,956,266          2.62        122,267         78.36
620 - 639 ..........................            17     2,266,165          3.03        133,304         84.25
640 - 659 ..........................            30     3,231,121          4.32        107,704         79.51
660 - 679 ..........................            54     6,292,074          8.42        116,520         81.21
680 - 699 ..........................            66     7,694,739         10.30        116,587         75.34
700 - 719 ..........................            62     7,003,437          9.37        112,959         77.00
720 - 739 ..........................            58     6,862,425          9.18        118,318         78.27
740 - 759 ..........................            56     5,827,307          7.80        104,059         77.95
760 - 779 ..........................            76     7,274,627          9.73         95,719         76.71
780 - 799 ..........................            55     6,443,856          8.62        117,161         76.90
800 or greater .....................            64     7,989,694         10.69        124,839         74.35
                                       -----------   -----------   -----------    -----------   -----------
Subtotal with Credit Score .........           648   $74,107,811         99.17%   $   114,364         77.73%
Not Available ......................             6       622,742          0.83        103,790         76.92
                                       -----------   -----------   -----------    -----------   -----------
Total, Average or Weighted Average .           654   $74,730,553        100.00%   $   114,267         77.72%
                                       ===========   ===========   ===========

         The minimum and maximum credit scores of the mortgage loans were 424 and 832, respectively, and the weighted average credit score of the mortgage loans was 697.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.

                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                 WEIGHTED
                                         NUMBER OF                 PERCENT OF       AVERAGE       AVERAGE       WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
OCCUPANCY                                 LOANS        BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
---------                              -----------   -----------   -----------    -----------   -----------   -----------
Primary Residence ..................           301   $45,781,849         61.26%   $   152,099           683         78.02%
Second/Vacation ....................            14     2,457,649          3.29        175,546           713         77.53
Non-Owner Occupied .................           339    26,491,055         35.45         78,145           720         77.23
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           654   $74,730,553        100.00%   $   114,267           697         77.72%
                                       ===========   ===========   ===========

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                 WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
LOAN PURPOSE                              LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------                           -----------   -----------   -----------    -----------   -----------   -----------
Purchase ...........................           268   $27,499,968         36.80%   $   102,612           706         82.50%
Rate/Term Refinance ................           136    16,297,411         21.81        119,834           704         75.21
Equity Refinance ...................           250    30,933,174         41.39        123,733           686         74.80
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           654   $74,730,553        100.00%   $   114,267           697         77.72%
                                       ===========   ===========   ===========

                            MORTGAGED PROPERTY TYPES

                                                                                                 WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
PROPERTY TYPE                            LOANS         BALANCE       LOANS          BALANCE        SCORE       LTV RATIO
-------------                          -----------   -----------   -----------    -----------   -----------   -----------
Single-family detached .............           427   $47,380,567         63.40%   $   110,962           691         77.59%
Two-to-four family units ...........           104    12,528,576         16.76        120,467           705         79.86
Planned Unit Developments (detached)            53     8,835,047         11.82        166,699           703         75.83
Condo Low-Rise (less than 5 stories)            49     3,908,297          5.23         79,761           708         74.63
Condo High-Rise (9 stories or more)              4       675,142          0.90        168,785           758         89.15
Planned Unit Developments (attached)             8       653,405          0.87         81,676           760         81.54
Condo Mid-Rise (5 to 8 stories) ....             4       441,561          0.59        110,390           743         74.45
Townhouse ..........................             4       269,030          0.36         67,257           740         83.41
Manufactured Home ..................             1        38,928          0.05         38,928           769         25.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           654   $74,730,553        100.00%   $   114,267           697         77.72%
                                       ===========   ===========   ===========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                 WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
STATE                                     LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
-----                                  -----------   -----------   -----------    -----------   -----------   -----------
Alabama ............................            19   $ 2,026,949          2.71%   $   106,682           647         85.44%
Arizona ............................            21     1,836,626          2.46         87,458           713         80.07
California .........................            69    14,231,465         19.04        206,253           707         73.11
Colorado ...........................            12     1,627,237          2.18        135,603           656         78.67
Connecticut ........................             5       756,204          1.01        151,241           776         81.91
Delaware ...........................             1       132,861          0.18        132,861           695         89.00
Florida ............................            65     6,755,542          9.04        103,931           696         81.72
Georgia ............................            37     3,996,901          5.35        108,024           676         79.64
Iowa ...............................             2        88,666          0.12         44,333           781         75.58
Idaho ..............................             8       589,102          0.79         73,638           732         78.69
Illinois ...........................            11     1,078,751          1.44         98,068           633         81.73
Indiana ............................            35     2,402,026          3.21         68,629           639         81.68
Kansas .............................            12       725,304          0.97         60,442           685         85.88
Kentucky ...........................             7       569,538          0.76         81,363           742         75.72
Louisiana ..........................            11     1,298,387          1.74        118,035           655         78.06
Massachusetts ......................             7     1,054,151          1.41        150,593           675         73.18
Maryland ...........................            15     1,533,909          2.05        102,261           730         74.14
Maine ..............................             1        71,755          0.10         71,755           741         85.00
Michigan ...........................            17     1,259,190          1.68         74,070           696         76.18
Minnesota ..........................             8     1,350,291          1.81        168,786           732         77.52
Missouri ...........................            17     1,355,421          1.81         79,731           709         79.41
Mississippi ........................             4       234,720          0.31         58,680           712         80.84
North Carolina .....................            13     1,851,283          2.48        142,406           684         83.19
Nebraska ...........................             1       100,560          0.13        100,560           768         90.00
New Hampshire ......................             2       345,474          0.46        172,737           628         91.20
New Jersey .........................            11       835,753          1.12         75,978           752         76.37
New Mexico .........................             7       629,862          0.84         89,980           725         71.88
Nevada .............................             5       884,811          1.18        176,962           791         73.22
New York ...........................            19     3,350,015          4.48        176,317           732         74.32
Ohio ...............................            34     2,270,105          3.04         66,768           701         80.35
Oklahoma ...........................             7       472,460          0.63         67,494           703         81.81
Oregon .............................            17     2,404,580          3.22        141,446           746         75.42
Pennsylvania .......................             8       398,846          0.53         49,856           727         74.69
Rhode Island .......................             5       592,275          0.79        118,455           748         79.75
South Carolina .....................            12       761,944          1.02         63,495           745         72.99
Tennessee ..........................            12     1,457,135          1.95        121,428           690         83.95
Texas ..............................            82     9,479,925         12.69        115,609           673         76.76
Utah ...............................             6       952,607          1.27        158,768           650         86.30
Virginia ...........................            14     1,285,840          1.72         91,846           739         74.64
Washington .........................            10     1,227,194          1.64        122,719           702         72.58
Wisconsin ..........................             3       301,303          0.40        100,434           606         85.63
West Virginia ......................             1        93,274          0.12         93,274           699         67.00
Wyoming ............................             1        60,315          0.08         60,315           744         90.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           654   $74,730,553        100.00%   $   114,267           697         77.72%
                                       ===========   ===========   ===========

         No more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                 WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------                     -----------   -----------   -----------    -----------   -----------   -----------
Full Documentation .................           410   $42,018,322         56.23%   $   102,484           694         79.88%
Reduced Documentation ..............           244    32,712,230         43.77        134,067           702         74.95
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           654   $74,730,553        100.00%   $   114,267           697         77.72%
                                       ===========   ===========   ===========

         No more than 21.0% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 2.5% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                 MORTGAGE RATES

                                                                                                 WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
-----------------                      -----------   -----------   -----------    -----------   -----------   -----------
5.000 - 5.124 ......................             1   $   467,256          0.63%   $   467,256           536         78.00%
5.875 - 5.999 ......................             1       304,878          0.41        304,878           812         80.00
6.000 - 6.124 ......................             1       438,116          0.59        438,116           780         80.00
6.500 - 6.624 ......................             1        87,491          0.12         87,491           771         31.00
6.625 - 6.749 ......................             2     1,060,094          1.42        530,047           673         71.30
6.750 - 6.874 ......................             8     1,661,941          2.22        207,743           740         75.91
6.875 - 6.999 ......................            28     5,120,076          6.85        182,860           747         70.27
7.000 - 7.124 ......................            32     6,988,282          9.35        218,384           728         74.42
7.125 - 7.249 ......................            36     5,275,756          7.06        146,549           671         71.70
7.250 - 7.374 ......................            64     8,931,871         11.95        139,560           663         75.11
7.375 - 7.499 ......................            93    11,021,241         14.75        118,508           697         79.27
7.500 - 7.624 ......................            96    10,215,517         13.67        106,412           705         81.33
7.625 - 7.749 ......................            61     5,714,460          7.65         93,680           687         80.27
7.750 - 7.874 ......................            69     6,294,637          8.42         91,227           696         80.74
7.875 - 7.999 ......................            62     4,656,589          6.23         75,106           717         78.66
8.000 - 8.124 ......................            49     3,198,193          4.28         65,269           675         81.77
8.125 - 8.249 ......................            15     1,178,493          1.58         78,566           675         84.97
8.250 - 8.374 ......................            26     1,499,946          2.01         57,690           707         83.05
8.375 - 8.499 ......................             8       540,992          0.72         67,624           555         89.35
8.500 - 8.624 ......................             1        74,724          0.10         74,724           726         90.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           654   $74,730,553        100.00%   $   114,267           697         77.72%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.3819% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                 WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
--------------------                   -----------   -----------   -----------    -----------   -----------   -----------
5.595 ..............................             1   $   304,878          0.41%   $   304,878           812         80.00%
5.720 ..............................             1       438,116          0.59        438,116           780         80.00
6.220 ..............................             1        87,491          0.12         87,491           771         31.00
6.345 ..............................             2     1,060,094          1.42        530,047           673         71.30
6.470 ..............................             9     2,117,385          2.83        235,265           752         75.72
6.595 ..............................            27     4,664,631          6.24        172,764           742         69.81
6.720 ..............................            32     6,988,282          9.35        218,384           728         74.42
Total, Average or Weighted Average .            73   $15,660,878         20.96%   $   214,533           735         73.03%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.653118888%.

                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                 WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
----------------------------------     -----------   -----------   -----------    -----------   -----------   -----------
100,000 or less ....................           376   $23,610,862         31.59%   $    62,795           707         77.67%
100,001 to 200,000 .................           198    26,068,143         34.88        131,657           695         78.28
200,001 to 300,000 .................            41     9,654,052         12.92        235,465           676         77.49
300,001 to 400,000 .................            24     7,997,392         10.70        333,225           678         77.79
400,001 to 500,000 .................             8     3,535,062          4.73        441,883           728         73.04
500,001 to 600,000 .................             6     3,241,093          4.34        540,182           729         79.82
600,001 to 700,000 .................             1       623,948          0.83        623,948           687         75.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           654   $74,730,553        100.00%   $   114,267           697         77.72%
                                       ===========   ===========   ===========

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                                                        PERCENT OF         AVERAGE         AVERAGE
                                         NUMBER OF       PRINCIPAL       MORTGAGE         PRINCIPAL        CREDIT
ORIGINAL LTV RATIO (%)                MORTGAGE LOANS      BALANCE          LOANS           BALANCE          SCORE
----------------------                --------------   -------------   -------------    -------------   -------------
00.01 to 50.00 .....................              29   $   2,798,035            3.74%   $      96,484             720
50.01 to 55.00 .....................              12       1,225,725            1.64          102,144             716
55.01 to 60.00 .....................              21       2,041,559            2.73           97,217             721
60.01 to 65.00 .....................              27       4,133,026            5.53          153,075             699
65.01 to 70.00 .....................              50       5,093,048            6.82          101,861             694
70.01 to 75.00 .....................              89      10,266,460           13.74          115,353             712
75.01 to 80.00 .....................             218      27,859,417           37.28          127,795             696
80.01 to 85.00 .....................              25       3,302,258            4.42          132,090             669
85.01 to 90.00 .....................             144      13,421,501           17.96           93,205             697
90.01 to 95.00 .....................              38       4,526,148            6.06          119,109             665
95.01 to 100.00 ....................               1          63,375            0.08           63,375             767
                                      --------------   -------------   -------------    -------------   -------------
Total, Average or Weighted Average .             654   $  74,730,553          100.00%   $     114,267             697
                                      ==============   =============   =============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 77.72%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                              CLASS A-P CERTIFICATES
                                                  -----------------------------------------
                                                    0%      6%       18%      24%      30%
                                                  -----    -----    -----    -----    -----
DISTRIBUTION DATE
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      99       93       81       75       69
April 2007 ...................................      97       86       65       56       48
April 2008 ...................................      96       79       53       42       33
April 2009 ...................................      94       73       42       31       23
April 2010 ...................................      92       68       34       23       15
April 2011 ...................................      90       62       27       17       11
April 2012 ...................................      88       57       22       13        7
April 2013 ...................................      86       52       18       10        5
April 2014 ...................................      84       48       14        7        3
April 2015 ...................................      81       44       11        5        2
April 2016 ...................................      78       40        9        4        2
April 2017 ...................................      75       36        7        3        1
April 2018 ...................................      72       32        5        2        1
April 2019 ...................................      69       29        4        1        *
April 2020 ...................................      65       26        3        1        *
April 2021 ...................................      61       23        3        1        *
April 2022 ...................................      57       20        2        1        *
April 2023 ...................................      53       17        1        *        *
April 2024 ...................................      48       15        1        *        *
April 2025 ...................................      43       13        1        *        *
April 2026 ...................................      38       10        1        *        *
April 2027 ...................................      32        8        *        *        *
April 2028 ...................................      26        6        *        *        *
April 2029 ...................................      19        4        *        *        *
April 2030 ...................................      12        3        *        *        *
April 2031 ...................................       5        1        *        *        *
April 2032 ...................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity)    17.2     10.0      4.6      3.5      2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                                                            NON-DISCOUNT
         ASSUMED PURCHASE PRICE             DISCOUNT MORTGAGE LOANS        MORTGAGE LOANS
------------------------------------------  -----------------------    ----------------------
Aggregate principal balance ..............  $         15,843,638.96    $        61,052,214.29
Weighted average mortgage rate ...........             6.8533362028%                   7.5168%
Weighted average servicing fee rate ......             0.2835934990%                   0.3300%
Weighted average original term to maturity
(months) .................................                      359                       359
Weighted average remaining term
to maturity (months) .....................                      319                       321

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%       6%      18%      24%      30%
-----------------------------------   -----    -----    -----    -----    -----
$290,554 ..........................     2.3%     4.2%    10.0%    13.5%    17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999         AT DECEMBER 31, 2000           AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR         BY          BY DOLLAR         BY         BY DOLLAR
                            NO. OF       AMOUNT OF       NO. OF        AMOUNT OF       NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS         LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        92,149    $10,513,716        104,820    $    12,512        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039

Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%



                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR          BY         BY DOLLAR
                           NO. OF        AMOUNT OF        NO. OF      AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                           (DOLLAR AMOUNTS IN               (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                 THOUSANDS)
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963

Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999         AT DECEMBER 31, 2000           AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR         BY          BY DOLLAR         BY         BY DOLLAR
                            NO. OF       AMOUNT OF       NO. OF        AMOUNT OF       NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS         LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)

Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231

Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                                        -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%


                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR          BY         BY DOLLAR
                           NO. OF        AMOUNT OF        NO. OF      AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                           (DOLLAR AMOUNTS IN               (DOLLAR AMOUNTS IN        (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                 THOUSANDS)

Total Loan Portfolio .        45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........           893        131,270            934        142,682            946        161,218
60 to 89 days ........           216         33,636            216         35,031            186         26,348
90 days or more(2) ...           206         37,139            258         43,618            225         34,430

Foreclosures Pending .           251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

-----------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:45                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9(POOL # 4608) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4608
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GE80    40,158,900.00   6,544,794.46     3.017500  %    340,676.22
A-2     76110GE98             0.00           0.00     5.982501  %          0.00
A-3     76110GF22   308,097,100.00   5,570,150.14     6.500000  %  3,066,086.00
A-4     76110GF30     2,300,000.00   2,300,000.00     6.500000  %          0.00
A-5     76110GF48     2,000,000.00   2,000,000.00     6.250000  %          0.00
A-6     76110GF55     2,000,000.00   2,000,000.00     6.500000  %          0.00
A-7     76110GF63     2,000,000.00   2,000,000.00     6.750000  %          0.00
A-8     76110GF71     1,600,000.00   1,600,000.00     6.500000  %          0.00
A-9     76110GF89     3,433,000.00   3,433,000.00     6.500000  %          0.00
A-10    76110GF97    40,000,000.00  40,000,000.00     6.500000  %          0.00
A-P     76110GG21     2,491,420.89     455,702.37     0.000000  %     12,118.10
A-V     76110GG39             0.00           0.00     0.375695  %          0.00
R-I     76110GG47           100.00           0.00     6.750000  %          0.00
R-II    76110GG54           100.00           0.00     6.750000  %          0.00
M-1     76110GG62    10,662,300.00  10,207,790.50     6.750000  %     26,550.24
M-2     76110GG70     4,264,800.00   4,083,001.31     6.750000  %     10,619.79
M-3     76110GG88     3,198,600.00   3,062,250.99     6.750000  %      7,964.85
B-1     76110GG96     1,279,400.00   1,224,862.10     6.750000  %      3,185.84
B-2     76110GH20     1,492,700.00   1,429,069.61     6.750000  %      3,716.98
B-3     76110GH38     1,492,732.24   1,372,852.24     6.750000  %          0.00

-------------------------------------------------------------------------------
                  426,471,153.13    87,283,473.72                  3,470,918.02
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        16,457.43    357,133.65            0.00       0.00      6,204,118.24
A-2        32,628.53     32,628.53            0.00       0.00              0.00
A-3        30,171.65  3,096,257.65            0.00       0.00      2,504,064.14
A-4        12,458.33     12,458.33            0.00       0.00      2,300,000.00
A-5        10,416.67     10,416.67            0.00       0.00      2,000,000.00
A-6        10,833.33     10,833.33            0.00       0.00      2,000,000.00
A-7        11,250.00     11,250.00            0.00       0.00      2,000,000.00
A-8         8,666.67      8,666.67            0.00       0.00      1,600,000.00
A-9        18,595.42     18,595.42            0.00       0.00      3,433,000.00
A-10      216,666.67    216,666.67            0.00       0.00     40,000,000.00
A-P             0.00     12,118.10            0.00       0.00        443,584.27
A-V        27,326.65     27,326.65            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        57,418.82     83,969.06            0.00       0.00     10,181,240.26
M-2        22,966.88     33,586.67            0.00       0.00      4,072,381.52
M-3        17,225.16     25,190.01            0.00       0.00      3,054,286.14
B-1         6,889.85     10,075.69            0.00       0.00      1,221,676.26
B-2         8,038.52     11,755.50            0.00       0.00      1,425,352.63
B-3         5,526.84      5,526.84            0.00       0.00      1,322,394.23

-------------------------------------------------------------------------------
          513,537.42  3,984,455.44            0.00       0.00     83,762,097.69
===============================================================================









































Run:        04/25/05     17:48:45
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9(POOL # 4608) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4608
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     162.972453    8.483206     0.409808     8.893014   0.000000  154.489247
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3      18.079203    9.951687     0.097929    10.049616   0.000000    8.127516
A-4    1000.000000    0.000000     5.416665     5.416665   0.000000 1000.000000
A-5    1000.000000    0.000000     5.208335     5.208335   0.000000 1000.000000
A-6    1000.000000    0.000000     5.416665     5.416665   0.000000 1000.000000
A-7    1000.000000    0.000000     5.625000     5.625000   0.000000 1000.000000
A-8    1000.000000    0.000000     5.416669     5.416669   0.000000 1000.000000
A-9    1000.000000    0.000000     5.416668     5.416668   0.000000 1000.000000
A-10   1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-P     182.908624    4.863931     0.000000     4.863931   0.000000  178.044693
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     957.372283    2.490103     5.385219     7.875322   0.000000  954.882180
M-2     957.372282    2.490103     5.385219     7.875322   0.000000  954.882180
M-3     957.372285    2.490105     5.385219     7.875324   0.000000  954.882180
B-1     957.372284    2.490105     5.385220     7.875325   0.000000  954.882180
B-2     957.372285    2.490105     5.385221     7.875326   0.000000  954.882180
B-3     919.690888    0.000000     3.702499     3.702499   0.000000  885.888437

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9 (POOL #  4608)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4608
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       18,063.59
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,566.99

SUBSERVICER ADVANCES THIS MONTH                                       47,274.55
MASTER SERVICER ADVANCES THIS MONTH                                    7,104.09


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    21   3,071,945.15

 (B)  TWO MONTHLY PAYMENTS:                                    6     460,926.16

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8   1,084,277.85


FORECLOSURES
  NUMBER OF LOANS                                                            13
  AGGREGATE PRINCIPAL BALANCE                                      1,909,021.15

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      83,762,097.69

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          722

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       8

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 999,973.78

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,248,138.26

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         75.37674100 %    19.98559000 %    4.61345520 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            74.46266100 %    20.66317391 %    4.76415500 %

      BANKRUPTCY AMOUNT AVAILABLE                         144,592.00
      FRAUD AMOUNT AVAILABLE                            1,132,740.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,275,686.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.40584196
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.80

POOL TRADING FACTOR:                                                19.64074172

Run:        04/26/05     11:24:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9(POOL # 4608) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4608
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GE80    40,158,900.00   6,204,118.24     3.130000  %    344,660.85
A-2     76110GE98             0.00           0.00     5.870000  %          0.00
A-3     76110GF22   308,097,100.00   2,504,064.14     6.500000  %  2,504,064.14
A-4     76110GF30     2,300,000.00   2,300,000.00     6.500000  %    597,883.48
A-5     76110GF48     2,000,000.00   2,000,000.00     6.250000  %          0.00
A-6     76110GF55     2,000,000.00   2,000,000.00     6.500000  %          0.00
A-7     76110GF63     2,000,000.00   2,000,000.00     6.750000  %          0.00
A-8     76110GF71     1,600,000.00   1,600,000.00     6.500000  %          0.00
A-9     76110GF89     3,433,000.00   3,433,000.00     6.500000  %          0.00
A-10    76110GF97    40,000,000.00  40,000,000.00     6.500000  %          0.00
A-P     76110GG21     2,491,420.89     443,584.27     0.000000  %     18,486.51
A-V     76110GG39             0.00           0.00     0.370869  %          0.00
R-I     76110GG47           100.00           0.00     6.750000  %          0.00
R-II    76110GG54           100.00           0.00     6.750000  %          0.00
M-1     76110GG62    10,662,300.00  10,181,240.26     6.750000  %     19,691.74
M-2     76110GG70     4,264,800.00   4,072,381.52     6.750000  %      7,876.48
M-3     76110GG88     3,198,600.00   3,054,286.14     6.750000  %      5,907.36
B-1     76110GG96     1,279,400.00   1,221,676.26     6.750000  %      2,362.87
B-2     76110GH20     1,492,700.00   1,425,352.63     6.750000  %      2,756.80
B-3     76110GH38     1,492,732.24   1,322,394.23     6.750000  %      2,557.67

-------------------------------------------------------------------------------
                  426,471,153.13    83,762,097.69                  3,506,247.90
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        16,182.41    360,843.26            0.00       0.00      5,859,457.39
A-2        30,348.48     30,348.48            0.00       0.00              0.00
A-3        13,563.68  2,517,627.82            0.00       0.00              0.00
A-4        12,458.33    610,341.81            0.00       0.00      1,702,116.52
A-5        10,416.67     10,416.67            0.00       0.00      2,000,000.00
A-6        10,833.33     10,833.33            0.00       0.00      2,000,000.00
A-7        11,250.00     11,250.00            0.00       0.00      2,000,000.00
A-8         8,666.67      8,666.67            0.00       0.00      1,600,000.00
A-9        18,595.42     18,595.42            0.00       0.00      3,433,000.00
A-10      216,666.67    216,666.67            0.00       0.00     40,000,000.00
A-P             0.00     18,486.51            0.00       0.00        425,097.76
A-V        25,887.32     25,887.32            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        57,269.48     76,961.22            0.00       0.00     10,161,548.52
M-2        22,907.15     30,783.63            0.00       0.00      4,064,505.04
M-3        17,180.36     23,087.72            0.00       0.00      3,048,378.78
B-1         6,871.93      9,234.80            0.00       0.00      1,219,313.39
B-2         8,017.61     10,774.41            0.00       0.00      1,422,595.83
B-3         7,438.47      9,996.14            0.00       0.00      1,267,482.91

-------------------------------------------------------------------------------
          494,553.98  4,000,801.88            0.00       0.00     80,203,496.14
===============================================================================









































Run:        04/26/05     11:24:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9(POOL # 4608) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4608
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     154.489248    8.582428     0.402959     8.985387   0.000000  145.906820
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       8.127516    8.127516     0.044024     8.171540   0.000000    0.000000
A-4    1000.000002  259.949339     5.416665   265.366004   0.000000  740.050663
A-5    1000.000000    0.000000     5.208335     5.208335   0.000000 1000.000000
A-6    1000.000000    0.000000     5.416665     5.416665   0.000000 1000.000000
A-7    1000.000000    0.000000     5.625000     5.625000   0.000000 1000.000000
A-8    1000.000000    0.000000     5.416669     5.416669   0.000000 1000.000000
A-9    1000.000000    0.000000     5.416668     5.416668   0.000000 1000.000000
A-10   1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-P     178.044691    7.420063     0.000000     7.420063   0.000000  170.624628
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     954.882179    1.846857     5.371213     7.218070   0.000000  953.035323
M-2     954.882178    1.846856     5.371213     7.218069   0.000000  953.035323
M-3     954.882181    1.846858     5.371212     7.218070   0.000000  953.035323
B-1     954.882181    1.846858     5.371213     7.218071   0.000000  953.035323
B-2     954.882177    1.846855     5.371213     7.218068   0.000000  953.035323
B-3     885.888438    1.713415     4.983124     6.696539   0.000000  849.102658

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9 (POOL #  4608)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4608
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,361.62
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,433.03

SUBSERVICER ADVANCES THIS MONTH                                       45,854.95
MASTER SERVICER ADVANCES THIS MONTH                                    5,086.15


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    19   1,901,551.50

 (B)  TWO MONTHLY PAYMENTS:                                   10   1,569,418.18

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     815,194.10


FORECLOSURES
  NUMBER OF LOANS                                                            14
  AGGREGATE PRINCIPAL BALANCE                                      1,986,840.07

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      80,203,496.16

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          694

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       5

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 720,360.23

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,199,632.36

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         74.46266100 %    20.77318300 %    4.73892520 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            73.44666600 %    21.53825354 %    4.90031410 %

      BANKRUPTCY AMOUNT AVAILABLE                         144,592.00
      FRAUD AMOUNT AVAILABLE                            1,132,740.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,275,686.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.39829980
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              322.60

POOL TRADING FACTOR:                                                18.80631212

Run:        04/07/05     11:14:54                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9(POOL # 4608) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4608
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GE80    40,158,900.00   5,859,457.39     3.249999  %    304,793.04
A-2     76110GE98             0.00           0.00     5.750001  %          0.00
A-3     76110GF22   308,097,100.00           0.00     6.500000  %          0.00
A-4     76110GF30     2,300,000.00   1,702,116.52     6.500000  %  1,702,116.52
A-5     76110GF48     2,000,000.00   2,000,000.00     6.250000  %    347,006.94
A-6     76110GF55     2,000,000.00   2,000,000.00     6.500000  %    347,006.94
A-7     76110GF63     2,000,000.00   2,000,000.00     6.750000  %    347,006.94
A-8     76110GF71     1,600,000.00   1,600,000.00     6.500000  %          0.00
A-9     76110GF89     3,433,000.00   3,433,000.00     6.500000  %          0.00
A-10    76110GF97    40,000,000.00  40,000,000.00     6.500000  %          0.00
A-P     76110GG21     2,491,420.89     425,097.76     0.000000  %      1,996.79
A-V     76110GG39             0.00           0.00     0.363438  %          0.00
R-I     76110GG47           100.00           0.00     6.750000  %          0.00
R-II    76110GG54           100.00           0.00     6.750000  %          0.00
M-1     76110GG62    10,662,300.00  10,161,548.52     6.750000  %    119,796.30
M-2     76110GG70     4,264,800.00   4,064,505.04     6.750000  %     47,917.17
M-3     76110GG88     3,198,600.00   3,048,378.78     6.750000  %     35,937.88
B-1     76110GG96     1,279,400.00   1,219,313.39     6.750000  %     14,374.70
B-2     76110GH20     1,492,700.00   1,422,595.83     6.750000  %     16,771.24
B-3     76110GH38     1,492,732.24   1,267,482.91     6.750000  %     12,116.60

-------------------------------------------------------------------------------
                  426,471,153.13    80,203,496.14                  3,296,841.06
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        15,869.36    320,662.40            0.00       0.00      5,554,664.35
A-2        28,076.57     28,076.57            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4         9,219.80  1,711,336.32            0.00       0.00              0.00
A-5        10,416.67    357,423.61            0.00       0.00      1,652,993.06
A-6        10,833.33    357,840.27            0.00       0.00      1,652,993.06
A-7        11,250.00    358,256.94            0.00       0.00      1,652,993.06
A-8         8,666.67      8,666.67            0.00       0.00      1,600,000.00
A-9        18,595.42     18,595.42            0.00       0.00      3,433,000.00
A-10      216,666.67    216,666.67            0.00       0.00     40,000,000.00
A-P             0.00      1,996.79            0.00       0.00        423,100.97
A-V        24,290.81     24,290.81            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        57,158.71    176,955.01            0.00       0.00     10,041,752.22
M-2        22,862.84     70,780.01            0.00       0.00      4,016,587.87
M-3        17,147.13     53,085.01            0.00       0.00      3,012,440.90
B-1         6,858.64     21,233.34            0.00       0.00      1,204,938.69
B-2         8,002.10     24,773.34            0.00       0.00      1,405,824.59
B-3         7,129.59     19,246.19            0.00       0.00      1,244,564.48

-------------------------------------------------------------------------------
          473,044.31  3,769,885.37            0.00       0.00     76,895,853.25
===============================================================================









































Run:        04/07/05     11:14:54
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9(POOL # 4608) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4608
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     145.906820    7.589676     0.395164     7.984840   0.000000  138.317144
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     740.050661  740.050661     4.008609   744.059270   0.000000    0.000000
A-5     999.999998  173.503470     5.208335   178.711805   0.000000  826.496528
A-6     999.999998  173.503470     5.416665   178.920135   0.000000  826.496528
A-7     999.999998  173.503470     5.625000   179.128470   0.000000  826.496528
A-8    1000.000000    0.000000     5.416669     5.416669   0.000000 1000.000000
A-9    1000.000000    0.000000     5.416668     5.416668   0.000000 1000.000000
A-10   1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-P     170.624630    0.801470     0.000000     0.801470   0.000000  169.823160
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     953.035323   11.235503     5.360824    16.596327   0.000000  941.799820
M-2     953.035322   11.235502     5.360823    16.596325   0.000000  941.799820
M-3     953.035323   11.235503     5.360823    16.596326   0.000000  941.799820
B-1     953.035321   11.235501     5.360825    16.596326   0.000000  941.799820
B-2     953.035320   11.235499     5.360823    16.596322   0.000000  941.799820
B-3     849.102657    8.117062     4.776202    12.893264   0.000000  833.749314

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:54                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9 (POOL #  4608)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4608
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       16,390.78
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,010.96

SUBSERVICER ADVANCES THIS MONTH                                       44,090.89
MASTER SERVICER ADVANCES THIS MONTH                                    2,362.35


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    24   3,377,813.91

 (B)  TWO MONTHLY PAYMENTS:                                    6     578,923.70

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7   1,107,537.76


FORECLOSURES
  NUMBER OF LOANS                                                             9
  AGGREGATE PRINCIPAL BALANCE                                      1,477,082.97

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      76,895,853.25

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          669

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 332,049.34

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,336,583.05

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      505,233.70

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         73.44666600 %    21.65301900 %    4.87434130 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            72.63586300 %    22.19987201 %    5.04143980 %

      BANKRUPTCY AMOUNT AVAILABLE                         144,592.00
      FRAUD AMOUNT AVAILABLE                            1,132,740.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,275,686.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.38006867
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              321.20

POOL TRADING FACTOR:                                                18.03072791

Run:        04/25/05     11:59:48                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9(POOL # 4608) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4608
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GE80    40,158,900.00   5,554,664.35     3.450000  %    454,473.21
A-2     76110GE98             0.00           0.00     5.549999  %          0.00
A-3     76110GF22   308,097,100.00           0.00     6.500000  %          0.00
A-4     76110GF30     2,300,000.00           0.00     6.500000  %          0.00
A-5     76110GF48     2,000,000.00   1,652,993.06     6.250000  %  1,363,419.64
A-6     76110GF55     2,000,000.00   1,652,993.06     6.500000  %  1,363,419.64
A-7     76110GF63     2,000,000.00   1,652,993.06     6.750000  %  1,363,419.64
A-8     76110GF71     1,600,000.00   1,600,000.00     6.500000  %          0.00
A-9     76110GF89     3,433,000.00   3,433,000.00     6.500000  %          0.00
A-10    76110GF97    40,000,000.00  40,000,000.00     6.500000  %          0.00
A-P     76110GG21     2,491,420.89     423,100.97     0.000000  %     46,632.69
A-V     76110GG39             0.00           0.00     0.365000  %          0.00
R-I     76110GG47           100.00           0.00     6.750000  %          0.00
R-II    76110GG54           100.00           0.00     6.750000  %          0.00
M-1     76110GG62    10,662,300.00  10,041,752.22     6.750000  %     27,390.65
M-2     76110GG70     4,264,800.00   4,016,587.87     6.750000  %     10,955.95
M-3     76110GG88     3,198,600.00   3,012,440.90     6.750000  %      8,216.96
B-1     76110GG96     1,279,400.00   1,204,938.69     6.750000  %      3,286.68
B-2     76110GH20     1,492,700.00   1,405,824.59     6.750000  %      3,834.63
B-3     76110GH38     1,492,732.24   1,244,564.48     6.750000  %          0.00

-------------------------------------------------------------------------------
                  426,471,153.13    76,895,853.25                  4,645,049.69
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        15,969.66    470,442.87            0.00       0.00      5,100,191.14
A-2        25,690.32     25,690.32            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5         8,609.34  1,372,028.98            0.00       0.00        289,573.42
A-6         8,953.71  1,372,373.35            0.00       0.00        289,573.42
A-7         9,298.09  1,372,717.73            0.00       0.00        289,573.42
A-8         8,666.67      8,666.67            0.00       0.00      1,600,000.00
A-9        18,595.42     18,595.42            0.00       0.00      3,433,000.00
A-10      216,666.67    216,666.67            0.00       0.00     40,000,000.00
A-P             0.00     46,632.69            0.00       0.00        376,468.28
A-V        23,389.15     23,389.15            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        56,484.86     83,875.51            0.00       0.00     10,014,361.57
M-2        22,593.31     33,549.26            0.00       0.00      4,005,631.92
M-3        16,944.98     25,161.94            0.00       0.00      3,004,223.94
B-1         6,777.78     10,064.46            0.00       0.00      1,201,652.01
B-2         7,907.76     11,742.39            0.00       0.00      1,401,989.96
B-3         3,043.26      3,043.26            0.00       0.00      1,255,474.57

-------------------------------------------------------------------------------
          449,590.98  5,094,640.67            0.00       0.00     72,261,713.65
===============================================================================









































Run:        04/25/05     11:59:48
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9(POOL # 4608) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4608
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     138.317144   11.316874     0.397662    11.714536   0.000000  127.000270
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5     826.496530  681.709820     4.304670   686.014490   0.000000  144.786710
A-6     826.496530  681.709820     4.476855   686.186675   0.000000  144.786710
A-7     826.496530  681.709820     4.649045   686.358865   0.000000  144.786710
A-8    1000.000000    0.000000     5.416669     5.416669   0.000000 1000.000000
A-9    1000.000000    0.000000     5.416668     5.416668   0.000000 1000.000000
A-10   1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-P     169.823159   18.717307     0.000000    18.717307   0.000000  151.105852
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     941.799820    2.568925     5.297624     7.866549   0.000000  939.230895
M-2     941.799820    2.568925     5.297625     7.866550   0.000000  939.230895
M-3     941.799819    2.568924     5.297624     7.866548   0.000000  939.230895
B-1     941.799818    2.568923     5.297624     7.866547   0.000000  939.230895
B-2     941.799817    2.568922     5.297622     7.866544   0.000000  939.230895
B-3     841.058120    0.000000     2.038718     2.038718   0.000000  841.058120

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:48                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS9 (POOL #  4608)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4608
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       14,703.03
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       456.82

SUBSERVICER ADVANCES THIS MONTH                                       35,738.87
MASTER SERVICER ADVANCES THIS MONTH                                    2,362.42


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    16   2,100,903.06

 (B)  TWO MONTHLY PAYMENTS:                                    5     729,784.59

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7   1,146,953.46


FORECLOSURES
  NUMBER OF LOANS                                                             8
  AGGREGATE PRINCIPAL BALANCE                                      1,352,745.76

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      72,261,713.64

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          642

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 331,750.38

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,477,368.06

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       82,901.44

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         72.63586300 %    22.32269700 %    5.01370050 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            70.94906800 %    23.55911114 %    5.36844040 %

      BANKRUPTCY AMOUNT AVAILABLE                         144,592.00
      FRAUD AMOUNT AVAILABLE                            1,132,740.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,275,686.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.38469640
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              319.90

POOL TRADING FACTOR:                                                16.94410351